Exhibit 99.1

Fortress Reports Third Quarter 2014 Results and Announces Dividend of $0.08 per Share

New York, NY. October 30, 2014 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its third quarter 2014 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the third quarter of 2014

•	Management Fee Paying Assets Under Management (“AUM”) of $66.0 billion as of September 30, 2014, an increase of 3% from the previous quarter and an increase of 14% from September 30, 2013

•	GAAP net income of $10 million, or $0.02 per diluted Class A share, for the third quarter of 2014, compared to GAAP net income of $101 million, or $0.12 per diluted Class A share, for the third quarter of 2013

•	GAAP net income of $85 million, or $0.17 per diluted Class A share, for the nine months ended September 30, 2014, compared to GAAP net income of $166 million, or $0.21 per diluted Class A share, for the nine months ended September 30, 2013

•	Pre-tax distributable earnings (“DE”) of $55 million, or $0.12 per dividend paying share, for the third quarter of 2014, compared to pre-tax DE of $65 million, or $0.13 per dividend paying share, for the third quarter of 2013

•	Pre-tax DE of $323 million, or $0.72 per dividend paying share, for the nine months ended September 30, 2014, compared to pre-tax DE of $313 million, or $0.64 per dividend paying share, for the nine months ended September 30, 2013

•	Net cash and investments of $3.18 per dividend paying share as of September 30, 2014, up 5% from June 30, 2014

•	$1.0 billion, or $2.29 per dividend paying share, of gross embedded incentive income across funds and permanent capital vehicles as of September 30, 2014, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.5 billion as of September 30, 2014, including approximately $5.4 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $1.2 billion of capital across alternative investment businesses during the quarter, bringing total third-party alternative capital raised year-to-date through September 30, 2014 to $4.6 billion

•	Recorded $2.2 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows to $4.4 billion year-to-date through September 30, 2014

•	Investment performance summary as of September 30, 2014:

•	Third quarter 2014 net returns of 1.8% for Drawbridge Special Opportunities Fund (“DBSO”) LP, 1.1% for Fortress Macro Fund Ltd and 1.5% for Fortress Asia Macro Fund Ltd

•	Year-to-date 2014 net returns of 7.7% for DBSO LP, (4.9)% for Fortress Macro Fund Ltd and (4.0)% for Fortress Asia Macro Fund Ltd

•	Private Equity fund valuations increased 3.2% during the quarter and 5.2% year-to-date through September 30, 2014

•	Annualized inception-to-date net IRRs for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.4% and 18.2%, respectively

•	14 out of 16 Logan Circle fixed income strategies outperformed respective benchmarks year-to-date through September 30, 2014 and 15 of 16 strategies have outperformed respective benchmarks since inception

“Fortress is on track to deliver another strong full year of financial results,” said Fortress Chief Executive Officer Randy Nardone. “At $0.72 per share, we recorded our highest first three quarters of pre-tax distributable earnings since 2007. AUM closed the quarter at an all-time high of $66 billion, reflecting robust investor demand for Fortress and Logan Circle strategies and our permanent capital vehicles. Strong investment performance has continued to contribute to very substantial embedded value, both in our funds and on our balance sheet. Given these strengths, we are confident that we will have another strong full year, with catalysts in place for considerable upside in 2015 and the years ahead.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter and year-to-date period ended September 30, 2014. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	3Q	2Q	3Q	% Change		YTD	YTD	% Change
	2014	2014	2013	QoQ	YoY	2014	2013	YoY
(in millions, except per share amount)
GAAP
Revenues	$404	$427	$232	(5)%	74%	$1,141	$699	63%
Expenses	398	379	184	5%	116%	1,084	655	65%
Other Income	11	27	68	(59)%	(84)%	47	163	(71)%
Net income (loss)	10	69	101	(86)%	(90)%	85	166	(49)%
Net income (loss) attributable to Class A Shareholders	4	31	42	(87)%	(90)%	39	55	(29)%

Per diluted share	$0.02	$0.12	$0.12	(83)%	(83)%	$0.17	$0.21	(19)%

Weighted average Class A shares outstanding, diluted	221	445	502	(50)%	(56)%	457	500	(9)%

Distributable Earnings
Fund management DE	$67	$76	$53	(12)%	26%	$230	$294	(22)%
Pre-tax DE	55	172	65	(68)%	(15)%	323	313	3%

Per dividend paying share/unit	$0.12	$0.39	$0.13	(69)%	(8)%	$0.72	$0.64	13%

Weighted average dividend paying shares and units outstanding	442	442	495			451	492

Assets Under Management
Private Equity	$14,198	$13,831	$14,873	3%	(5)%	$14,198	$14,873	(5)%
Credit	13,223	12,982	12,595	2%	5%	13,223	12,595	5%
Liquid Markets	7,529	7,867	6,922	(4)%	9%	7,529	6,922	9%
Logan Circle	31,096	29,133	23,581	7%	32%	31,096	23,581	32%

Total Assets Under Management	$66,046	$63,813	$57,971	3%	14%	$66,046	$57,971	14%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $10 million, or $0.02 per diluted Class A share, for the third quarter of 2014, compared to GAAP net income of $101 million, or $0.12 per diluted Class A share, for the third quarter of 2013. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

In 2014, Fortress formed a new liquid hedge fund and a new private equity fund that Fortress determined qualify as variable interest entities of which Fortress is the primary beneficiary and therefore consolidates those funds. Consequently, Fortress’s financial statements include the assets, liabilities, related operations and cash flows of these funds and other consolidated entities (collectively, the “Investment Company”). In our consolidated financial statements, Fortress’s results and the results of the consolidated funds are disclosed under the Investment Manager caption and the consolidated funds’ related amounts are further detailed under the Investment Company caption.

Fortress also consolidates New Media Investment Group Inc.’s (“New Media” or the “Media Business”) (NYSE: NEWM) financial position and results of operations. Although New Media’s operating results impact GAAP net income, it does not have a material impact on the net income attributable to Fortress’s Class A shareholders, Class A basic and diluted earnings per share or total Fortress shareholders’ equity, as substantially all of the operating results of New Media are attributable to non-controlling interests. In our consolidated financial statements, New Media’s results are disclosed under the Non-Investment Manager caption.

The year-over-year decrease in Fortress’s third quarter 2014 GAAP net income was primarily driven by a $214 million increase in GAAP expenses and a $58 million decrease in Other Income, partially offset by a $172 million increase in GAAP revenues.

The increase in GAAP expenses was primarily attributable to $163 million of expenses associated with the Media Business as a result of the consolidation of New Media beginning in February 2014, as well as a $41 million increase in Investment Manager expenses related to compensation and benefits.

The decrease in Other Income was primarily related to $26 million of losses in the fair value of options and common stock in our publicly traded permanent capital vehicles in the third quarter.

The increase in GAAP revenues was primarily attributable to $165 million of revenues from the Media Business as a result of the consolidation of New Media.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit Private Equity (“PE”) Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

In the third quarter of 2014, Fortress reorganized its segments by: (i) reclassifying its investments in and resulting pre-tax DE from the Fortress Funds, which were previously presented under the principal investments segment, to each of the other segments that the investment relates to, and (ii) reclassifying one of its private equity funds, WWTAI, from its Private Equity Funds segment to its Permanent Capital Vehicles segment. Prior period amounts have been reclassified to reflect this segment reorganization.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of September 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners

Assets Under Management[1]	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096
Dry Powder	$7,457	$2,127	$557	N/A	$468	$4,305	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%

Incentive Eligible NAV Above Incentive Income Threshold[3]	$18,629	$594	$1,844	$401	$5,449	$10,187	$154

Undistributed Incentive Income: Unrecognized	$1,013	$16	$69	$7	$77	$844	$—
Undistributed Incentive Income: Recognized	77	—	—	1	76	—	$—

Undistributed Incentive Income[4]	$1,090	$16	$69	$8	$153	$844	$—

	Three Months Ended September 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners

Third-Party Capital Raised	$1,216	$101	$673	$247	$165	$30	$—

Segment Revenues
Management fees	$149	$33	$17	$33	$29	$24	$13
Incentive income	88	—	16	2	29	41	—

Total	237	33	33	35	58	65	13
Segment Expenses
Operating expenses	(112)	(15)	(18)	(21)	(17)	(27)	(14)
Profit sharing compensation expenses	(54)	—	(9)	(9)	(14)	(22)	—

Total	(166)	(15)	(27)	(30)	(31)	(49)	(14)

Principal Performance Payments	(4)	—	—	—	(4)	—	—

Fund Management DE	$67	$18	$6	$5	$23	$16	$(1)

Net Investment Income	(12)	—	1	(9)	(5)	2	(1)

Pre-tax Distributable Earnings	$55	$18	$7	$(4)	$18	$18	$(2)

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $309 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid and Credit Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds (except for Fund V, of which a portion of the fund’s capital was above the incentive income threshold as of September 30, 2014) and Credit PE Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the publicly traded permanent capital vehicles represents the equity basis that is used to calculate incentive income and, for the private permanent capital vehicle, total NAV.
[4]	The Undistributed Incentive Income presented includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their September 30, 2014 closing price.

Pre-tax DE was $55 million in the third quarter of 2014, down from $65 million in the third quarter of 2013. This decrease was primarily due to higher segment expenses and lower net investment income, partially offset by higher management fees and incentive income.

Management fees were $149 million in the third quarter of 2014, up from $136 million in the third quarter of 2013, primarily due to higher management fees from the Credit Hedge Funds, Logan Circle, Liquid Hedge Funds and Permanent Capital Vehicles, partially offset by lower management fees from the Private Equity Funds.

Incentive income recorded in the third quarter of 2014 totaled $88 million, up from $42 million recorded in the third quarter of 2013, primarily due to higher incentive income from the Credit PE Funds and Permanent Capital Vehicles and a reduction in the reversal of accrued incentive income from the Liquid Hedge Funds in third quarter of 2013, partially offset by lower incentive income from the Credit Hedge Funds and Private Equity Funds.

Additionally, Fortress had $1.0 billion in gross undistributed, unrecognized incentive income based on investment valuations as of September 30, 2014. This includes $949 million from our funds and private permanent capital vehicle and $64 million from options in our publicly traded permanent capital vehicles.

Net investment income (loss) totaled $(12) million in the third quarter of 2014, compared to $12 million in the third quarter of 2013. The decrease in net investment income was primarily due to losses and impairments related to investments held on our balance sheet.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of September 30, 2014, AUM totaled $66.0 billion, up from $63.8 billion as of June 30, 2014. During the third quarter, Fortress recorded $2.2 billion of net client inflows for Logan Circle, had a $0.9 billion increase in invested capital, raised $0.7 billion of capital that was directly added to AUM and had $0.4 billion of market-driven valuation gains. These increases to AUM were partially offset by (i) $1.2 billion of capital distributions to investors, (ii) $0.6 billion of Liquid Hedge Fund redemptions and (iii) $0.2 billion of payments to Credit Hedge Fund investors from redeeming capital accounts.

As of September 30, 2014, the Credit Funds, Private Equity Funds and private permanent capital vehicle had approximately $4.8 billion, $2.1 billion and $0.6 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.0 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 78% of alternative AUM was in funds with long-term investment structures as of September 30, 2014, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of third quarter 2014 segment results and business highlights.

Credit:

•	DBSO LP net returns of 1.8% for the third quarter of 2014 and 7.7% year-to-date through September 30, 2014

•	Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund recorded annualized inception-to-date net IRRs of 25.4%, 18.2% and 29.6%, respectively, through September 30, 2014

•	Credit PE Funds distributed $0.4 billion of capital back to limited partners during the quarter, bringing capital distributions year-to-date through September 30, 2014 to $1.4 billion

•	Raised $165 million of capital across Credit Hedge Funds and $30 million across Credit PE Funds during the quarter

(See supplemental data on pages 20-21 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $36 million in the third quarter of 2014, compared to $40 million in the third quarter of 2013. The year-over-year decline in DE was primarily driven by higher expenses and lower net investment income, partially offset by higher incentive income and management fees.

The Credit PE Funds generated pre-tax DE of $18 million in the quarter, up from $9 million in the third quarter of 2013, as increased realization activity resulted in $41 million of incentive income recorded in the quarter. Positive Credit PE Fund performance in the last twelve months also contributed to a $232 million year-over-year net change in gross unrecognized Credit PE incentive income, which totaled $844 million as of September 30, 2014.

At quarter end, the Credit PE Funds had $10.2 billion of incentive eligible NAV above performance thresholds as all flagship Credit Opportunities and Japan Real Estate Funds were valued above their preferred thresholds and eligible to generate incentive income.

The Credit Hedge Funds generated pre-tax DE of $18 million in the quarter, down from $31 million in the third quarter of 2013, primarily due to lower incentive income and lower net investment income.

DBSO LP, Fortress’s flagship credit hedge fund, had net returns of 1.8% in the third quarter and 7.7% for the nine month period ending September 30, 2014. At quarter end, the Credit Hedge Funds had $5.4 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income. The Credit Hedge Funds raised $165 million of third-party capital in the quarter, primarily for the DBSO funds, of which $155 million immediately contributed to AUM. The Credit Hedge Funds have raised $947 million of third-party capital year-to-date through September 30, 2014.

Private Equity:

•	Fund portfolio investment valuations increased 3.2% in the quarter

•	Raised $361 million of capital for WWTAI in the quarter and reclassified its financial results from the Private Equity Funds segment to the Permanent Capital Vehicles segment

•	Newcastle Investment Corp. (NYSE: NCT) raised $198 million of capital in the quarter

•	New Media Investment Group (NYSE: NEWM) raised $115 million of capital in the quarter

•	Raised $101 million of capital for the Italian NPL Opportunities Fund in the quarter

•	Previously announced spin-off of Newcastle’s senior housing assets expected to be completed in November 2014

(See supplemental data on page 18-19 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Permanent Capital Vehicles, recorded pre-tax DE of $25 million in the third quarter of 2014, down from $37 million in the third quarter of 2013, primarily due to higher expenses and lower net investment income, partially offset by higher Permanent Capital Vehicle incentive income.

The Private Equity funds generated $18 million of pre-tax DE in the quarter, down from $30 million in the third quarter of 2013, primarily due to higher operating expenses and lower net investment income. During the quarter, the Private Equity business raised $101 million of capital for the Italian NPL Opportunities Fund, bringing total third-party commitments to approximately $830 million.

Private Equity Fund valuations increased 3.2% in the quarter, primarily due to appreciation of Springleaf Holdings, Inc. (NYSE: LEAF), a publicly traded portfolio company investment held within Fund V, and certain privately held portfolio company investments.

The Permanent Capital Vehicles generated $7 million of pre-tax DE in the quarter, flat compared to the third quarter of 2013, as increased incentive income and management fees were offset by higher expenses. During the quarter, the Permanent Capital Vehicles raised $673 million of capital, including $361 million for WWTAI, $198 million for NCT and $115 million for NEWM. Year-to-date through September 30, 2014, the Permanent Capital Vehicles have raised $1.1 billion of capital.

WWTAI, which has been reclassified from the Private Equity Fund segment to the Permanent Capital Vehicle segment, has filed IPO documents with the SEC. Fortress’s ability to complete an IPO of WWTAI is subject to certain conditions, including but not limited to, the SEC declaring the registration statement relating to the IPO effective and approval of an application to list WWTAI’s common stock on the NYSE. There can be no assurance these conditions will be satisfied.

In June 2014, NCT announced plans to spin off all of its senior housing assets into a new publicly traded real estate investment trust, New Senior Investment Group Inc. (“New Senior”). New Senior will be externally managed by an affiliate of Fortress and will primarily target senior housing related investments. The spin-off has been approved by NCT’s Board of Directors and is expected to be completed with the distribution of shares of common stock of New Senior (NYSE: SNR) on or about November 6, 2014 to shareholders of NCT.

Liquid Hedge Funds:

•	Fortress Macro Fund and Fortress Asia Macro Fund had a net returns of 1.1% and 1.5%, respectively, for the third quarter of 2014

•	Raised approximately $247 million of capital during the quarter and $2.1 billion year-to-date through September 30, 2014

(See supplemental data on page 22 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $4 million in the third quarter of 2014, compared to a pre-tax DE loss of $9 million in the third quarter of 2013. The year-over-year improvement in pre-tax DE was primarily due to a $26 million reversal of accrued incentive income in the third quarter of 2013.

Net returns for the quarter ended September 30, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were 1.1%, 1.5%, (1.4)% and (0.5)%, respectively. Net returns year-to-date through October 24, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were (9.3)%, (7.3)% and (4.5)%, respectively.*

Liquid Hedge Funds ended the quarter with $7.5 billion of AUM, up 9% from the third quarter of 2013, primarily due to $2.4 billion of capital raised in the last twelve months, partially offset by $1.6 billion of redemptions in the last twelve months.

Subsequent to quarter end, the Liquid Hedge Funds raised approximately $168 million of additional capital, which will be added to AUM in the fourth quarter of 2014. As of September 30, 2014, there were $603 million Liquid Hedge Fund redemption notices outstanding, $296 million of which will be paid primarily within one quarter.

*	The net returns for the quarter ended September 30, 2014 for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns year-to-date through October 24, 2014 do not reflect Fortress Convex Asia PF Funds’ performance, as the Fortress Convex Asia PF Funds were launched on July 1, 2014. The net returns of Fortress Partners Funds for the quarter ended September 30, 2014 represent a blended return. Please see supplemental data on page 22 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	14 out of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks year-to-date, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $31.1 billion at September 30, 2014, an increase of 32% compared to September 30, 2013

•	Net client inflows totaled $2.2 billion in the third quarter of 2014 and $4.4 billion year-to-date through September 30, 2014

(See supplemental data on page 23 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $2 million in the quarter, flat compared to the third quarter of 2013, as increased management fees were offset by higher operating expenses and lower net investment income.

Logan Circle ended the quarter with $31.1 billion in AUM, a 7% increase compared to the prior quarter and a 32% increase compared to the previous year. The year-over-year increase in AUM was primarily due to net client inflows of $5.9 billion and market-driven valuation gains of $1.6 billion. Since Fortress’s acquisition of Logan Circle in April 2010, Logan Circle’s AUM has grown at a CAGR of 25%.

Notably, 14 of 16 of Logan Circle’s fixed income strategies outperformed their respective benchmarks year-to-date through September 30, 2014. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and as of September 30, 2014, eight were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of September 30, 2014, Fortress (excluding New Media and Investment Company consolidated VIEs) had cash and cash equivalents of $332 million and debt obligations of $75 million.

As of September 30, 2014, Fortress had $1.1 billion of investments in Fortress funds and $0.1 billion of investments in options in Permanent Capital Vehicles. As of September 30, 2014, Fortress had a total of $149 million of outstanding commitments to its funds.

In addition, at quarter end, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $572 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a third quarter 2014 cash dividend of $0.08 per dividend paying share. The dividend is payable on November 17, 2014 to Class A shareholders of record as of the close of business on November 12, 2014.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, October 30, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, November 6, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “18383849.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $66.0 billion in assets under management as of September 30, 2014. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,600 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in October 2014 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0400
U.S. Dividend Income (3)	$0.0100
Other Income (4)	$0.0000
Return of Capital	$0.0300

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Investment Manager
Management fees: affiliates	$133,674	$121,593	$397,200	$388,957
Management fees: non-affiliates	16,774	15,361	52,112	45,531
Incentive income: affiliates	30,941	40,934	125,634	103,176
Incentive income: non-affiliates	343	1,907	1,030	4,770
Expense reimbursements: affiliates	50,600	49,301	153,448	149,308
Expense reimbursements: non-affiliates	4,869	1,904	9,931	4,752
Other revenues	1,302	1,019	4,325	2,954
Investment Company - consolidated VIEs
Interest and dividend income	196	—	244	—

	238,699	232,019	743,924	699,448

Non-Investment Manager - consolidated VIE
Advertising	96,761	—	236,434	—
Circulation	49,803	—	118,049	—
Commercial printing and other	18,497	—	42,832	—

	165,061	—	397,315	—

Total Revenues	403,760	232,019	1,141,239	699,448

Expenses
Investment Manager
Compensation and benefits	187,249	146,457	543,882	539,591
General, administrative and other	40,855	33,315	120,646	99,970
Depreciation and amortization	4,997	3,501	14,335	10,094
Interest expense	916	778	2,554	4,856
Investment Company - consolidated VIEs
Other	466	—	685	—

	234,483	184,051	682,102	654,511

Non-Investment Manager - consolidated VIE
Operating costs	93,716	—	225,249	—
General, administrative and other	54,375	—	130,900	—
Depreciation and amortization	10,854	—	26,201	—
Interest expense	4,519	—	10,813	—
Loss on extinguishment of debt	—	—	9,047	—

	163,464	—	402,210	—

Total Expenses	397,947	184,051	1,084,312	654,511

Other Income (Loss)
Investment Manager
Gains (losses)	(19,359)	7,503	(26,235)	45,578
Tax receivable agreement liability adjustment	(4,036)	—	(4,036)	(7,739)
Earnings (losses) from equity method investees	38,928	60,508	81,750	125,515
Investment Company - consolidated VIEs
Gains (losses)	(4,991)	—	(4,427)	—

Total Other Income (Loss)	10,542	68,011	47,052	163,354

Income (Loss) Before Income Taxes	16,355	115,979	103,979	208,291
Income tax benefit (expense) - Investment Manager	(3,024)	(14,794)	(16,934)	(42,236)
Income tax benefit (expense) - Non-Investment Manager - consolidated VIE	(3,116)	—	(1,704)	—

Total Income Tax Benefit (Expense)	$(6,140)	$(14,794)	$(18,638)	$(42,236)

Net Income (Loss)	$10,215	$101,185	$85,341	$166,055

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	10,842	58,804	58,946	111,421
Redeemable Non-Controlling Interests in Income (Loss) of Investment Company - consolidated VIE	(2,042)	—	(1,885)	—
Non-Controlling Interests in Income (Loss) of Investment Company - consolidated VIEs	(9)	—	(9)	—
Non-Controlling Interests in Income (Loss) of Non-Investment Manager - consolidated VIE	(3,014)	—	(10,305)	—
Net Income (Loss) Attributable to Class A Shareholders	4,438	42,381	38,594	54,634

	$10,215	$101,185	$85,341	$166,055

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.02	$0.17	$0.18	$0.23

Net income (loss) per Class A share, diluted	$0.02	$0.12	$0.17	$0.21

Weighted average number of Class A shares outstanding, basic	208,014,692	239,404,587	210,874,640	234,750,585

Weighted average number of Class A shares outstanding, diluted	220,792,711	502,091,166	457,019,507	499,562,470

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2014
	(Unaudited)	December 31, 2013
Assets
Investment Manager
Cash and cash equivalents	$332,158	$364,583
Due from affiliates	165,074	407,124
Investments	1,099,955	1,253,266
Investments in options	70,251	104,338
Deferred tax asset, net	385,301	354,526
Other assets	174,623	190,595
Investment Company - consolidated VIEs
Cash and cash equivalents	16,604	—
Receivables from brokers and counterparties	40,825	—
Investments, at fair value	133,857	—
Other assets	920	—

	2,419,568	2,674,432
Non-Investment Manager - consolidated VIE
Cash and cash equivalents	135,063	—
Fixed assets, net	290,481	—
Goodwill	125,407	—
Intangible assets, net	155,133	—
Other assets, net	116,893	—

	822,977	—

Total Assets	$3,242,545	$2,674,432

Liabilities and Equity

Liabilities
Investment Manager
Accrued compensation and benefits	$269,060	$417,309
Due to affiliates	356,189	344,832
Deferred incentive income	283,684	247,556
Debt obligations payable	75,000	—
Other liabilities	116,113	49,830
Investment Company - consolidated VIEs
Due to brokers and counterparties	12,577	—
Securities sold not yet purchased, at fair value	37,258	—
Other liabilities	1,477	—

	1,151,358	1,059,527
Non-Investment Manager - consolidated VIE
Deferred revenue	36,125	—
Debt obligations payable	232,275	—
Accrued expenses and other liabilities	72,179	—

	340,579	—

Total Liabilities	$1,491,937	$1,059,527

Commitments and Contingencies

Redeemable Non-controlling Interests, Investment Company - consolidated VIE	34,887	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 208,004,183 and 240,741,920 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 and 249,534,372 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Paid-in capital	2,004,828	2,112,720
Retained earnings (accumulated deficit)	(1,412,494)	(1,286,131)
Accumulated other comprehensive income (loss)	(1,870)	(1,522)

Total Fortress shareholders’ equity	590,464	825,067
Principals’ and others’ interests in equity of consolidated subsidiaries	587,315	789,838
Non-controlling interests in equity of Investment Company - consolidated VIEs	58,426	—
Non-controlling interests in equity of Non-Investment Manager - consolidated VIE	479,516	—

Total Equity	1,715,721	1,614,905

	$3,242,545	$2,674,432

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30, 2014
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - July 1, 2014	$63,813	$9,810	$4,021	$7,867	$6,084	$6,898	$29,133
Capital raised	433	—	—	247	155	31	—
Equity raised (Permanent Capital Vehicles)	312	—	312	—	—	—	—
Increase in invested capital	938	67	133	—	—	738	—
Redemptions	(563)	—	—	(562)	(1)	—	—
RCA distributions[5]	(180)	—	—	—	(180)	—	—
Return of capital distributions	(1,170)	(644)	(13)	(83)	(19)	(411)	—
Adjustment for reset date	(86)	—	—	—	—	(86)	—
Crystallized Incentive Income	(10)	—	—	(1)	(9)	—	—
Net Client Flows	2,178	—	—	—	—	—	2,178
Income (loss) and foreign exchange	381	554	(42)	61	110	(87)	(215)

AUM - Ending Balance	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096

Third-Party Capital Raised	$1,216	$101	$673	$247	$165	$30	$—

Segment Revenues
Management fees	$149	$33	$17	$33	$29	$24	$13
Incentive income	88	—	16	2	29	41	—

Total	237	33	33	35	58	65	13

Segment Expenses
Operating expenses	(112)	(15)	(18)	(21)	(17)	(27)	(14)
Profit sharing compensation expenses	(54)	—	(9)	(9)	(14)	(22)	—

Total	(166)	(15)	(27)	(30)	(31)	(49)	(14)

Fund Management DE (before Principal Performance Payments)	71	18	6	5	27	16	(1)

Principal Performance Payments	(4)	—	—	—	(4)	—	—

Fund Management DE	67	18	6	5	23	16	(1)

Investment Income	(12)	—	1	(9)	(5)	2	(1)
Unallocated Investment Income	—
Unallocated Expenses	—

Pre-tax Distributable Earnings	$55	$18	$7	$(4)	$18	$18	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.12

	Three Months Ended September 30, 2013
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - July 1, 2013	$54,610	$10,920	$3,364	$6,461	$5,760	$6,708	$21,397
Capital raised	953	—	—	857	96	—	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	848	175	44	3	—	626	—
Redemptions	(247)	—	—	(212)	(35)	—	—
RCA distributions[5]	(403)	—	—	—	(403)	—	—
Return of capital distributions	(607)	(152)	—	(47)	—	(408)	—
Adjustment for reset date	(6)	—	—	—	—	(6)	—
Crystallized Incentive Income	(26)	—	—	(14)	(12)	—	—
Net Client Flows	1,938	—	—	—	—	—	1,938
Income (loss) and foreign exchange	911	501	21	(126)	261	8	246

AUM - Ending Balance	$57,971	$11,444	$3,429	$6,922	$5,667	$6,928	$23,581

Third-Party Capital Raised	$2,036	$1,083	$—	$857	$96	$—	$—

Segment Revenues
Management fees	$136	$34	$14	$30	$25	$24	$9
Incentive income	42	1	6	(26)	44	17	—

Total	178	35	20	4	69	41	9

Segment Expenses
Operating expenses	(94)	(11)	(11)	(19)	(16)	(25)	(12)
Profit sharing compensation expenses	(27)	—	(2)	3	(20)	(8)	—

Total	(121)	(11)	(13)	(16)	(36)	(33)	(12)

Fund Management DE (before Principal Performance Payments)	57	24	7	(12)	33	8	(3)

Principal Performance Payments	(4)	—	(1)	1	(4)	—	—

Fund Management DE	53	24	6	(11)	29	8	(3)

Investment Income	13	6	1	2	2	1	1
Unallocated Investment Income	—
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$65	$30	$7	$(9)	$31	$9	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.13

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30, 2014
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2014	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Capital raised	2,615	—	—	2,072	512	31	—
Equity raised (Permanent Capital Vehicles)	483	—	483	—	—	—	—
Increase in invested capital	1,526	127	348	—	15	1,036	—
Redemptions	(1,475)	—	—	(1,438)	(37)	—	—
RCA distributions[6]	(487)	—	—	—	(487)	—	—
Return of capital distributions	(4,457)	(2,798)	(97)	(120)	(47)	(1,395)	—
Adjustment for reset date	(86)	—	—	—	—	(86)	—
Crystallized Incentive Income	(299)	—	—	(130)	(169)	—	—
Net Client Flows	4,385	—	—	—	—	—	4,385
Income (loss) and foreign exchange	2,091	597	(45)	(253)	497	(30)	1,325

AUM - Ending Balance	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096

Third-Party Capital Raised	$4,587	$206	$1,078	$2,072	$947	$284	$—

Segment Revenues
Management fees	$448	$104	$50	$103	$84	$72	$35
Incentive income	270	3	41	3	103	120	—

Total	718	107	91	106	187	192	35

Segment Expenses
Operating expenses	(325)	(38)	(49)	(68)	(51)	(79)	(40)
Profit sharing compensation expenses	(146)	—	(15)	(18)	(49)	(64)	—

Total	(471)	(38)	(64)	(86)	(100)	(143)	(40)

Fund Management DE (before Principal Performance Payments)	247	69	27	20	87	49	(5)

Principal Performance Payments	(17)	—	(3)	(1)	(12)	(1)	—

Fund Management DE	230	69	24	19	75	48	(5)

Investment Income	94	95	2	(7)	(2)	6	—
Unallocated Investment Income	1
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$323	$164	$26	$12	$73	$54	$(5)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.72

	Nine Months Ended September 30, 2013
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2013	$53,430	$10,510	$3,761	$5,060	$5,665	$7,749	$20,685
Capital raised	2,588	—	—	2,250	338	—	—
Equity raised (Permanent Capital Vehicles)	1,097	—	1,097	—	—	—	—
Increase in invested capital	1,704	428	98	3	—	1,175	—
Redemptions	(813)	—	—	(730)	(83)	—	—
RCA distributions[6]	(824)	—	—	—	(824)	—	—
Return of capital distributions	(2,334)	(441)	(7)	(87)	(8)	(1,791)	—
Adjustment for reset date	(1,498)	—	(1,492)	—	—	(6)	—
Crystallized Incentive Income	(235)	—	—	(83)	(152)	—	—
Net Client Flows	3,215	—	—	—	—	—	3,215
Income (loss) and foreign exchange	1,641	947	(28)	509	731	(199)	(319)

AUM - Ending Balance	$57,971	$11,444	$3,429	$6,922	$5,667	$6,928	$23,581

Third-Party Capital Raised	$4,989	$1,083	$1,318	$2,250	$338	$—	$—

Segment Revenues
Management fees	$397	$100	$46	$79	$75	$71	$26
Incentive income	357	9	7	98	141	102	—

Total	754	109	53	177	216	173	26

Segment Expenses
Operating expenses	(275)	(33)	(31)	(55)	(48)	(75)	(33)
Profit sharing compensation expenses	(161)	(3)	(2)	(36)	(67)	(53)	—

Total	(436)	(36)	(33)	(91)	(115)	(128)	(33)

Fund Management DE (before Principal Performance Payments)	318	73	20	86	101	45	(7)

Principal Performance Payments	(24)	—	(1)	(8)	(14)	(1)	—

Fund Management DE	294	73	19	78	87	44	(7)

Investment Income	24	7	2	3	5	6	1
Unallocated Investment Income	—
Unallocated Expenses	(5)

Pre-tax Distributable Earnings	$313	$80	$21	$81	$92	$50	$(6)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.64

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

									Nine Months
	Three Months Ended					Three Months Ended			Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	March 31,	June 30,	September 30,	September 30,
	2013	2013	2013	2013	2013	2014	2014	2014	2014
Fortress
Assets Under Management
Private Equity Funds	$10,986	$10,920	$11,444	$11,861	$11,861	$11,513	$9,810	$9,787	$9,787
Permanent Capital Vehicles	4,509	3,364	3,429	3,722	3,722	3,731	4,021	4,411	$4,411
Liquid Hedge Funds	5,490	6,461	6,922	7,398	7,398	7,738	7,867	7,529	$7,529
Credit Hedge Funds	5,620	5,760	5,667	5,856	5,856	5,968	6,084	6,140	$6,140
Credit Private Equity Funds	7,041	6,708	6,928	7,527	7,527	6,979	6,898	7,083	$7,083
Logan Circle	21,937	21,397	23,581	25,386	25,386	26,592	29,133	31,096	$31,096

AUM - Ending Balance	$55,583	$54,610	$57,971	$61,750	$61,750	$62,520	$63,813	$66,046	$66,046

Third-Party Capital Raised	$1,727	$1,226	$2,036	$1,489	$6,478	$1,609	$1,762	$1,216	$4,587

Segment Revenues
Management fees	$132	$129	$136	$143	$540	$147	$152	$149	$448
Incentive income	116	199	42	136	493	104	78	88	270

Total	248	328	178	279	1,033	251	230	237	718

Segment Expenses
Operating expenses	(90)	(91)	(94)	(102)	(377)	(104)	(109)	(112)	(325)
Profit sharing compensation expenses	(54)	(80)	(27)	(57)	(218)	(53)	(39)	(54)	(146)
Unallocated expenses	—	—	—	—	—	—	—	—	—

Total	(144)	(171)	(121)	(159)	(595)	(157)	(148)	(166)	(471)

Fund Management DE (before Principal Performance Payments)	104	157	57	120	438	94	82	71	247

Principal Performance Payments	(7)	(13)	(4)	(11)	(35)	(7)	(6)	(4)	(17)

Fund Management DE	$97	$144	$53	$109	$403	$87	$76	$67	$230

Net Investment Income	3	4	12	12	31	10	96	(12)	93

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97	$172	$55	$323

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

									Nine Months
	Three Months Ended					Three Months Ended			Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	March 31,	June 30,	September 30,	September 30,
	2013	2013	2013	2013	2013	2014	2014	2014	2014
Private Equity Funds
Assets Under Management
Main Funds[7]	$7,123	$6,982	$7,418	$8,026	$8,026	$7,787	$7,053	$7,347	$7,347
Coinvestment Funds[8]	3,738	3,695	3,636	3,470	3,470	3,393	2,401	2,088	2,088
MSR Opportunities Funds[9]	125	243	390	365	365	332	344	341	341
Italian NPL Opportunities Fund	—	—	—	—	—	—	12	11	11

AUM - Ending Balance	$10,986	$10,920	$11,444	$11,861	$11,861	$11,512	$9,810	$9,787	$9,787

Third-Party Capital Raised	$—	$—	$1,083	$623	$1,706	$79	$26	$101	$206

Segment Revenues
Management fees	$33	$33	$34	$35	$134	$35	$36	$33	$104
Incentive income	3	5	1	4	13	2	1	—	3

Total	36	38	35	39	147	37	37	33	107

Segment Expenses
Operating expenses	(11)	(11)	(11)	(15)	(48)	(11)	(12)	(15)	(38)
Profit sharing compensation expenses	(1)	(2)	—	(1)	(4)	(1)	1	—	—

Total	(12)	(13)	(11)	(16)	(52)	(12)	(11)	(15)	(38)

Fund Management DE (before Principal Performance Payments)	24	25	24	23	95	25	26	18	69

Principal Performance Payments	—	—	—	—	1	—	—	—	—

Fund Management DE	$24	$25	$24	$23	$96	$25	$26	$18	$69

Net Investment Income	—	1	6	6	13	4	91	—	95

Pre-tax Distributable Earnings	$24	$26	$30	$29	$109	$29	$117	$18	$164

[7]	Combined AUM for Fund III, Fund IV and Fund V.
[8]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS.
[9]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2013	Three Months Ended			Nine Months Ended September 30, 2014
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013		March 31, 2014	June 30, 2014	September 30, 2014
Permanent Capital Vehicles
Assets Under Management
Newcastle Investment Corp.	$2,492	$1,486	$1,494	$1,795	$1,795	$1,321	$1,381	$1,579	$1,579
New Residential Investment Corp.	—	1,204	1,196	1,196	1,196	1,196	1,367	1,366	1,366
Eurocastle Investment Limited	1,877	526	547	556	556	556	553	510	510
New Media Investment Group Inc.	—	—	—	—	—	391	390	505	505
WWTAI[10]	140	148	192	175	175	267	330	451	451

AUM - Ending Balance	$4,509	$3,364	$3,429	$3,722	$3,721	$3,731	$4,021	$4,411	$4,411

Third-Party Capital Raised	$985	$333	$—	$301	$1,619	$—	$405	$673	$1,078

Segment Revenues
Management fees	$18	$14	$14	$14	$61	$16	$17	$17	$50
Incentive income	—	1	6	12	19	4	21	16	41

Total	18	15	20	26	80	20	38	33	91

Segment Expenses
Operating expenses	(10)	(10)	(11)	(11)	(42)	(14)	(17)	(18)	(49)
Profit sharing compensation expenses	—	—	(2)	(3)	(5)	—	(6)	(9)	(15)

Total	(10)	(10)	(13)	(14)	(47)	(14)	(23)	(27)	(64)

Fund Management DE (before Principal Performance Payments)	8	5	7	12	33	6	15	6	27

Principal Performance Payments	—	—	(1)	(2)	(4)	(1)	(2)	—	(3)

Fund Management DE	$8	$5	$6	$10	$29	$5	$13	$6	$24

Net Investment Income	—	1	1	—	2	—	1	1	2

Pre-tax Distributable Earnings	$8	$6	$7	$10	$31	$5	$14	$7	$26

[10]	WWTAI is currently a private permanent capital vehicle.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2013	Three Months Ended			Nine Months Ended September 30, 2014
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013		March 31, 2014	June 30, 2014	September 30, 2014
Credit Hedge Funds
Assets Under Management
Drawbridge Special Opportunities Funds[11]	$5,152	$5,302	$5,218	$5,454	$5,454	$5,616	$5,745	$5,817	$5,817
Value Recovery Funds[12]	468	458	449	402	402	338	324	309	309
Japan Income Fund	—	—	—	—	—	14	15	14	14

AUM - Ending Balance	$5,620	$5,760	$5,667	$5,856	$5,856	$5,968	$6,084	$6,140	$6,140

Third-Party Capital Raised	$75	$167	$96	$219	$557	$228	$554	$165	$947

Segment Revenues
Management fees	$25	$25	$25	$27	$102	$27	$28	$29	$84
Incentive income	33	64	44	50	191	32	42	29	103

Total	58	89	69	77	293	59	70	58	187

Segment Expenses
Operating expenses	(15)	(17)	(16)	(14)	(62)	(17)	(17)	(17)	(51)
Profit sharing compensation expenses	(18)	(29)	(20)	(24)	(91)	(15)	(20)	(14)	(49)

Total	(33)	(46)	(36)	(38)	(153)	(32)	(37)	(31)	(100)

Fund Management DE (before Principal Performance Payments)	25	43	33	39	140	27	33	27	87

Principal Performance Payments	(4)	(6)	(4)	(5)	(19)	(5)	(3)	(4)	(12)

Fund Management DE	$21	$37	$29	$34	$121	$22	$30	$23	$75

Net Investment Income	1	1	2	2	6	1	2	(5)	(2)

Pre-tax Distributable Earnings	$22	$38	$31	$36	$127	$23	$32	$18	$73

Net Returns[13]
Drawbridge Special Opportunities Fund LP	4.0%	5.2%	3.8%	4.3%	18.4%	3.2%	2.5%	1.8%	7.7%
Drawbridge Special Opportunities Fund Ltd	3.4%	6.9%	2.4%	2.2%	15.6%	2.2%	1.6%	1.7%	5.6%

[11]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[12]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[13]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

									Nine Months Ended September 30, 2014
	Three Months Ended					Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	March 31,	June 30,	September 30,
	2013	2013	2013	2013	2013	2014	2014	2014
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds[14]	$459	$458	$421	$417	$417	$395	$375	$361	$361
Real Assets Funds	90	86	85	77	77	78	70	64	64
Fortress Credit Opportunities Funds[15]	4,479	4,287	4,554	5,260	5,260	4,712	4,649	4,960	4,960
Japan Opportunity Funds[16]	2,013	1,877	1,868	1,773	1,773	1,794	1,804	1,698	1,698

AUM - Ending Balance	$7,041	$6,708	$6,928	$7,527	$7,527	$6,979	$6,898	$7,083	$7,083

Third-Party Capital Raised	$—	$—	$—	$50	$50	$—	$254	$30	$284

Segment Revenues
Management fees	$25	$22	$24	$25	$96	$25	$23	$24	$72
Incentive income	48	37	17	18	120	66	13	41	120

Total	73	59	41	43	216	91	36	65	192

Segment Expenses
Operating expenses	(27)	(23)	(25)	(18)	(93)	(26)	(26)	(27)	(79)
Profit sharing compensation expenses	(25)	(20)	(8)	(13)	(66)	(35)	(7)	(22)	(64)

Total	(52)	(43)	(33)	(31)	(159)	(61)	(33)	(49)	(143)

Fund Management DE (before Principal Performance Payments)	21	16	8	12	57	30	3	16	49

Principal Performance Payments	(1)	—	—	—	(1)	(1)	—	—	(1)

Fund Management DE	$20	$16	$8	$12	$56	$29	$3	$16	$48

Net Investment Income	4	2	1	1	8	4	—	2	6

Pre-tax Distributable Earnings	$24	$18	$9	$13	$64	$33	$3	$18	$54

[1][4]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[1][5]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[16]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

									Nine Months Ended September 30, 2014
	Three Months Ended					Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	March 31,	June 30,	September 30,
	2013	2013	2013	2013	2013	2014	2014	2014
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds[17]	$3,055	$3,446	$3,528	$3,885	$3,885	$3,503	$3,391	$3,083	$3,083
Fortress Convex Asia Funds[18]	75	85	107	96	96	130	136	189	189
Drawbridge Global Macro Funds[19]	342	340	293	284	284	286	261	223	223
Fortress Asia Macro Funds[20]	792	1,399	1,785	1,898	1,898	2,867	3,114	3,099	3,099
Fortress Partners Funds[21]	1,226	1,191	1,209	1,235	1,235	952	965	935	935

AUM - Ending Balance	$5,490	$6,461	$6,922	$7,398	$7,398	$7,738	$7,867	$7,529	$7,529

Third-Party Capital Raised	$667	$726	$857	$296	$2,546	$1,302	$523	$247	$2,072

Segment Revenues
Management fees	$23	$26	$30	$32	$111	$33	$37	$33	$103
Incentive income	32	92	(26)	52	150	—	1	2	3

Total	55	118	4	84	261	33	38	35	106

Segment Expenses
Operating expenses	(18)	(18)	(19)	(29)	(84)	(23)	(24)	(21)	(68)
Profit sharing compensation expenses	(10)	(29)	3	(16)	(52)	(2)	(7)	(9)	(18)

Total	(28)	(47)	(16)	(45)	(136)	(25)	(31)	(30)	(86)

Fund Management DE (before Principal Performance Payments)	27	71	(12)	39	125	8	7	5	20

Principal Performance Payments	(2)	(7)	1	(4)	(12)	—	(1)	—	(1)

Fund Management DE	$25	$64	$(11)	$35	$113	$8	$6	$5	$19

Net Investment Income	—	1	2	1	4	1	1	(9)	(7)

Pre-tax Distributable Earnings	$25	$65	$(9)	$36	$117	$9	$7	$(4)	$12

Net Returns[22]
Fortress Macro Fund Ltd	3.8%	9.1%	(3.0%)	4.0%	14.1%	(5.5%)	(0.4%)	1.1%	(4.9%)
Drawbridge Global Macro Fund Ltd	3.6%	8.9%	(3.8%)	4.7%	13.7%	(5.5%)	(0.6%)	0.7%	(5.4%)
Fortress Asia Macro Fund Ltd	2.8%	9.8%	(1.1%)	4.8%	17.1%	(3.6%)	(1.9%)	1.5%	(4.0%)
Fortress Convex Asia Fund Ltd	(0.9%)	1.6%	(2.1%)	(1.9%)	(3.3%)	(1.1%)	(2.6%)	(0.5%)	(4.2%)
Fortress Partners Fund LP23	2.2%	(2.0%)	4.1%	0.6%	4.8%	1.1%	2.1%	(1.4%)	1.8%
Fortress Partners Offshore Fund LP23	3.1%	(0.9%)	5.0%	(0.6%)	6.7%	0.9%	2.2%	(1.4%)	1.7%

[17]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[18]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[19]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[20]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[21]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[22]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[23]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2014
Logan Circle

Assets Under Management
AUM - Ending Balance	$21,937	$21,397	$23,581	$25,386	$25,386	$26,592	$29,133	$31,096	$31,096

Net Client Flows	$1,153	$124	$1,938	$1,538	$4,753	$477	$1,730	$2,178	$4,385

Segment Revenues
Management fees	$8	$9	$9	$10	$36	$11	$11	$13	$35
Incentive income	—	—	—	—	—	—	—	—	—

Total	8	9	9	10	36	11	11	13	35

Segment Expenses
Operating expenses	(9)	(12)	(12)	(15)	(48)	(13)	(13)	(14)	(40)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—

Total	(9)	(12)	(12)	(15)	(48)	(13)	(13)	(14)	(40)

Fund Management DE	$(1)	$(3)	$(3)	$(5)	$(12)	$(2)	$(2)	$(1)	(5)

Net Investment Income	—	—	1	2	3	—	1	(1)	—

Pre-tax Distributable Earnings	$(1)	$(3)	$(2)	$(3)	$(9)	$(2)	$(1)	$(2)	$(5)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	Nine Months Ended September 30, 2014
GAAP Net Income (Loss)	$67	$(2)	$101	$318	$484	$6	$69	$10	$85

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(53)	—	(59)	(171)	(283)	(6)	(42)	(11)	(59)
Redeemable non-controlling interests in Income (Loss) of Consolidated Investment Company	—	—	—	—	—	—	—	2	2
Non-Controlling Interests in (Income) Loss of Non-Investment Manager - consolidated VIE	—	—	—	—	—	3	4	3	10

GAAP Net Income (Loss) Attributable to Class A Shareholders	$14	$(2)	$42	$147	$201	$3	$31	$4	$39

Private Equity incentive income	22	34	2	(38)	20	37	(8)	36	63
Hedge Fund and Logan Circle incentive income	59	133	(6)	(186)	—	30	26	21	77
Reserve for clawback	2	—	1	4	7	2	—	—	2
Distributions of earnings from equity method investees	4	5	3	3	15	9	47	6	62
Losses (earnings) from equity method investees	(35)	(24)	(57)	(8)	(124)	(17)	(20)	(38)	(75)
Equity method (earnings) losses earned by Fortress in the Investment Company	—	—	—	—	—	—	—	(3)	(3)
Losses (gains) on options	(29)	5	(3)	2	(25)	5	1	23	29
Losses (gains) on other Investments	(11)	(2)	4	(6)	(15)	5	42	(16)	31
Impairment of investments	—	(1)	—	—	(1)	—	—	(3)	(3)
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(2)	(2)	(3)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	15	13	6	13	47	12	6	6	24
Adjust non-controlling interests related to Fortress Operating Group units	51	(4)	58	172	277	5	40	10	55
Tax receivable agreement liability reduction	8	—	—	1	9	—	—	4	4
Adjust income taxes - Investment Manager	26	1	15	24	66	6	8	3	17
Adjust consolidated Non-Investment Manager income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	1	(1)	—
Adjust consolidated Investment Company income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	—	3	3

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97	$172	$55	$323

Investment Loss (income)	(5)	(6)	(13)	(12)	(36)	(10)	(97)	11	(95)
Interest Expense	2	2	1	—	5	—	1	1	2

Fund Management DE	$97	$144	$53	$109	$403	$87	$76	$67	$230

GAAP Revenues	$244	$223	$232	$566	$1,265	$310	$427	$404	$1,141

Adjust management fees	—	—	—	(1)	(1)	—	—	—	(1)
Adjust management fees for Non-Investment Manager - consolidated VIE	—	—	—	—	—	1	1	2	4
Adjust management fees for Investment Company - consolidated VIE	—	—	—	—	—	—	—	—	—
Adjust incentive income	83	167	(3)	(218)	29	69	17	57	143
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(1)	(2)	(3)
Other revenues	(53)	(53)	(51)	(60)	(217)	(55)	(56)	(57)	(168)
Total revenues - consolidated Non-Investment Manager	—	—	—	—	—	(74)	(158)	(165)	(397)
Total revenues - consolidated Investment Company	—	—	—	—	—	—	—	—	—

Segment Revenues	$248	$327	$178	$280	$1,033	$251	$230	$238	$718

GAAP Expenses	$221	$249	$184	$244	$898	$307	$379	$398	$1,084

Adjust interest expense	(2)	(2)	(1)	—	(5)	—	(1)	(1)	(2)
Adjust employee, Principal and director compensation	(15)	(6)	(3)	(11)	(35)	(12)	(6)	(3)	(21)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(51)	(52)	(51)	(60)	(214)	(54)	(52)	(55)	(161)
Adjust Principal Performance Payments	(10)	(17)	(7)	(13)	(47)	(9)	(9)	(9)	(27)
Other	—	(1)	(1)	—	(2)	—	—	(1)	(1)
Total expenses - consolidated Non-Investment Manager	—	—	—	—	—	(75)	(163)	(163)	(401)

Segment Expenses	$143	$171	$121	$160	$595	$157	$148	$166	$471

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	208,014,692	239,404,587	210,874,640	234,750,585

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(88,508)	(982,225)	(1,789,026)	(2,821,011)
Weighted average fully vested restricted Class A shares	(1,045,134)	(952,016)	(1,006,503)	(909,641)

Weighted Average Class A Shares Outstanding	206,881,050	237,470,346	208,079,111	231,019,933

Weighted average restricted Class A shares[24]	1,045,134	952,016	1,006,503	909,641
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	88,508	982,225	1,789,026	2,821,011
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	7,513,984	5,744,629	7,016,497	4,759,829
Weighted average Fortress Operating Group units	226,331,513	249,534,372	232,790,917	249,534,372
Weighted average Fortress Operating Group RPUs[25]	—	—	—	3,255,189

Weighted Average Class A Shares Outstanding (Used for DEPS)	441,860,189	494,683,588	450,682,054	492,299,975

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	13,592,852	14,766,136	13,167,782	15,761,068

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	455,453,041	509,449,724	463,849,836	508,061,043

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[24]	Includes both fully vested and unvested restricted Class A shares.
[25]	Includes both fully vested and unvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of September 30, 2014			As of December 31, 2013
	GAAP Book Value	Investment Manager Book Value[26]	Net Cash and Investments	GAAP Book Value	Investment Manager Book Value[26]	Net Cash and Investments
Cash and Cash equivalents	$332,158	$332,158	$332,158	$364,583	$364,583	$364,583
Investments	1,099,955	1,099,955	1,099,955	1,253,266	1,253,266	1,253,266
Investments in options[27]	70,251	70,251	—	104,338	104,338	—
Due from Affiliates	165,074	165,074	—	407,124	407,124	—
Deferred Tax Asset, net	385,301	385,301	—	354,526	354,526	—
Other Assets	174,623	174,623	—	190,595	190,595	—
Investment Company - consolidated VIEs	192,206	192,206	47,079

Assets - Investment Manager	2,419,568	2,419,568	1,479,192	2,674,432	2,674,432	1,617,849
Assets - Non-Investment Manager - consolidated VIE	822,977	—	—	—	—	—

Total Assets	3,242,545	2,419,568	1,479,192	2,674,432	2,674,432	1,617,849

Debt Obligations Payable	$75,000	$75,000	$75,000	$—	$—	$—
Accrued Compensation and Benefits	269,060	269,060	—	417,309	417,309	—
Due to Affiliates	356,189	356,189	—	344,832	344,832	—
Deferred Incentive Income	283,684	283,684	—	247,556	247,556	—
Other Liabilities	116,113	116,113	—	49,830	49,830	—
Investment Company - consolidated VIEs	51,312	51,312

Liabilities - Investment Manager	1,151,358	1,151,358	75,000	1,059,527	1,059,527	—
Liabilities - Non-Investment Manager - consolidated VIE	340,579	—	—	—	—	—

Total Liabilities	1,491,937	1,151,358	75,000	1,059,527	1,059,527	—

Less: Redeemable Non-controlling Interests, Investment Company - consolidated VIE	34,887	34,887	N/A	N/A	—	—
Less: Non-controlling Interests in equity of Investment Company - consolidated VIEs	N/A	58,426	N/A	N/A	—	—
Add: Investment in, Options and Receivables due from Non-Investment Manager - consolidated VIE	N/A	6,474	1,245	N/A	—	—

Net	$1,715,721	$1,181,371	$1,405,437	$1,614,905	$1,614,905	$1,617,849

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	206,959	206,959	239,786	239,786
Restricted Class A Shares	1,045	1,045	956	956
Fortress Operating Group Units	226,332	226,332	249,534	249,534
Fully Vested Class A Shares - Dividend Paying	—	103	—	7
Unvested Class A Shares - Dividend Paying	—	7,514	—	5,233

Shares Outstanding	434,336	441,953	490,276	495,516

Per Share	$2.72	$3.18	$3.29	$3.26

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[26]	The Investment Manager Book Value excludes Non-Investment Manager - consolidated VIE as Fortress has no obligation to satisfy the liabilities of New Media and, similarly, Fortress does not have the right to make use of New Media’s assets to satisfy its obligations.
[27]	The definition of Net Cash and Investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $64 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their September 30, 2014 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change.